CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form 20-F of Adastra Holdings Ltd. of (i) our report dated November 2, 2021, relating to the consolidated financial statements of Adastra Holdings Ltd. for the year ended December 31, 2020 and period ended December 31, 2019 and (ii) our report dated November 2, 2021, relating to the consolidated financial statements of Adastra Holdings Ltd. for the period ended December 31, 2019 and for the period from June 18, 2018 to April 30, 2019.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 10, 2022